EXHIBIT 21.1

                          SEACOR HOLDINGS INC. & SUBSIDIARIES
                              MAJORITY OWNED SUBSIDIARIES
                                AS OF DECEMBER 31, 2003

                                                             Jurisdiction
                                                           of Incorporation
                                                  ------------------------------

Boston Putford Offshore Safety Ltd.                             England
Bruce Marine Limited                                            Scotland
Congo Seacor Marine SA                                   Republic of the Congo
DELTA SEACOR Offshore Inc.                                      Delaware
Energy Logistics, Inc.                                          Delaware
F2B Investments Inc.                                            Delaware
Galaxie Offshore LLC                                           Louisiana
Gem Shipping Inc.                                               Delaware
Gem Shipping Ltd.                                            Cayman Islands
Gilbert Cheramine Boats LLC                                    Louisiana
Graham Offshore LLC                                             Delaware
Haven Shipping Company Limited                                  Scotland
International Response Corporation                              Delaware
Liberty Services, Inc.                                         Louisiana
McCall's Boat Rentals LLC                                      Louisiana
National Response Corporation                                   Delaware
National Response Corporation of Puerto Rico                    Delaware
Northland Marine Services, Inc.                                Washington
NRC Environmental Services Inc.                                Washington
O'Brien Oil Pollution Service, Inc.                            Louisiana
Offshore Aviation Inc.                                          Delaware
OSRV Holdings, Inc.                                             Delaware
Putford Ltd.                                                    England
SCF Barge Line LLC                                              Delaware
SCF Boats LLC                                                   Delaware
SCF Management Services, Inc.                                   New York
SCF Marine Inc.                                                 Delaware
SEACAP Leasing Associates LLC                                   Delaware
SEACOR Acadian Companies Inc.                                   Delaware
SEACOR Bulk Carriers Inc.                                   Marshall Islands
SEACOR Capital (Singapore) Pte. Ltd.                           Singapore
SEACOR Capital (UK) Ltd.                                        England
SEACOR Capital Corporation                                      Delaware
SEACOR Capital Two Ltd.                                         England
SEACOR Communications Inc.                                      Delaware
SEACOR Environmental Services (Middle East) Ltd.         British Virgin Islands
SEACOR Environmental Services Inc.                              Delaware

                          SEACOR HOLDINGS INC. & SUBSIDIARIES
                              MAJORITY OWNED SUBSIDIARIES
                                AS OF DECEMBER 31, 2003
                                                            Jurisdiction
                                                          of Incorporation
                                                -------------------------------

SEACOR Inland River Transport Inc.                            Delaware
SEACOR International Chartering Inc.                          Delaware
SEACOR International Ltd.                                     England
SEACOR Management Services Inc.                               Delaware
SEACOR Marine (Asia) Pte. Ltd.                               Singapore
SEACOR Marine (Bahamas) Inc.                              Marshall Islands
SEACOR Marine (Europe) B.V.                                 Netherlands
SEACOR Marine (International) Ltd.                            England
SEACOR Marine (Isle of Man) Ltd.                            Isle of Man
SEACOR Marine (Mexico) Inc.                                  Louisiana
SEACOR Marine (Nigeria) LLC                                  Louisiana
SEACOR Marine (West Africa) SAS                                France
SEACOR Marine Guernsey Ltd.                                   Guernsey
SEACOR Marine International LLC                               Delaware
SEACOR Marine LLC                                             Delaware
SEACOR Ocean Boats Inc.                                       Delaware
SEACOR Offshore LLC                                           Delaware
SEACOR Offshore Services Inc.                                 Delaware
SEACOR Offshore Supplyships One Ltd.                      Marshall Islands
SEACOR Vision LLC                                             Delaware
SEACOR Worldwide Inc.                                         Delaware
SEACOR-SMIT Holdings B.V.                                   Netherlands
SEACOR-SMIT Offshore (International) Inc.                     Delaware
SEACOR-SMIT Offshore (International) Ltd.                 Marshall Islands
SEACOR-SMIT Offshore (Worldwide) Ltd.                     Marshall Islands
SEACOR-SMIT Offshore I Inc.                                   Delaware
Southern Crewing Services Ltd.                                England
Stirling Marine Limited                                       Scotland
Stirling Offshore Limited                                     Scotland
Stirling Shipmanagement Limited                               Scotland
Stirling Shipping Company Limited                             Scotland
Stirling Shipping Holdings Limited                            Scotland
Storm Shipping Inc.                                           Delaware
Tex-Air Helicopters, Inc.                                      Texas
The O'Brien's Group, Inc.                                     Delaware
Vector-Seacor Ltd.                                            England
VEESEA Holdings Inc.                                          Delaware
Venezuelan Response Corporation, S.A.                        Venezuela
Warbler Shipping Ltd.                                         England
Weston Barge Line, Inc.                                       Delaware
Yarnell Marine, LLC                                          Washington

                          SEACOR HOLDINGS INC. & SUBSIDIARIES
                             50% OR LESS OWNED SUBSIDIARIES
                                AS OF DECEMBER 31, 2003


                                                               Jurisdiction
                                                             of Incorporation
                                                         -----------------------

Applied Process Technology, Inc.                                California
Delta Seacor (T&T) Limited                                  Trinidad & Tobago
Globe Wireless, LLC                                              Delaware
IRC do Brasil, Ltda.                                              Brazil
Marine Environmental Services (Thailand) Ltd.                    Thailand
Marine Pelican Offshore Services Ptd. Ltd.                      Singapore
Maritima Mexicana, S.A. de C.V.                                   Mexico
MINVEST S.A.                                                    Argentina
Nautical Power, L.L.C.                                           Delaware
Naviera Ultragas-Seacor, Ltda.                                    Chile
Ocean Marine Services (Egypt) Ltd.                                Egypt
Patagonia Offshore Services S.A.                                Argentina
Pelican Offshore Services Pte. Ltd.                             Singapore
Red Dragon Marine Services Ltd.                                   China
Sakhalin Marine Services, LLC                               Russian Federation
SCF Towboat III, L.P.                                            Delaware
Sea Treasure Shipping Ltd.                                       Liberia
SEACOR-SMIT (Aquitaine) Ltd.                                     Bahamas
SEAMEX International Ltd.                                        Liberia
Smit Lloyd Matsas (Hellas) Shipping Company S.A.                  Greece
Smit-Lloyd Mainport (Ireland) Ltd.                               Ireland
South Atlantic Response S.A.                                    Argentina
Strategic Software Ltd.                                          England
Svitzer (Egypt) S.A.E.                                            Egypt
VENSEA Marine S.R.L.                                            Venezuela
VENSEA Offshore Ltd.                                             Bahamas
West Africa Offshore Limited                                     Nigeria
West Coast Standby Ltd.                                          England